UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2019

FIRST PRIORITY TAX SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-199336	46-5250836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 High Road, East Finchley, London England, United Kingdom	N2 9ED
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (315) 274-1520

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01 Other Events

On November 15, 2019 a majority of our shareholders and our board of directors approved a resolution to change the name of our company to Fritzy Tech Inc. and to effect a reverse stock split of our issued and outstanding shares of common stock on a one (1) new for 60 old basis. Upon effect of the reverse stock split, our issued and outstanding shall decrease from 5,760,000 shares of common stock to approximately 96,000 shares of common stock, all with a par value of $0.000001. Our authorized shares will remain unchanged.

The name change and reverse stock split are currently being reviewed by the Financial Industry Regulatory Authority (FINRA). We will announce the completion of the FINRA review and the effectiveness of the name change and reverse stock split by filing a Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY TAX SOLUTIONS INC.

/s/ Hooi Chee Voon
Hooi Chee Voon
President

Date: December 3, 2019

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